Exhibit 99

          Mercantile Bankshares Corporation Announces 6.1% Increase in
                             Quarterly Cash Dividend

    BALTIMORE, June 8 /PRNewswire-FirstCall/ -- Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.35 per share on the common stock, payable June 30, 2004, to stockholders of record as of June 23, 2004. The $0.35 dividend is a 6.1% increase over the $0.33 dividend per share paid in prior quarters. This marks the 28th consecutive year of dividend increases.

    Mercantile Bankshares Corporation, with assets in excess of $14 billion, is a multibank holding company headquartered in Baltimore. It has 16 banking affiliates in Maryland, one banking affiliate in Delaware and three in Virginia. Additional information is available at http://www.mercantile.com.

SOURCE  Mercantile Bankshares Corporation
    -0-                             06/08/2004
    /CONTACT: David E. Borowy, Investor Relations of Mercantile Bankshares Corporation, +1-410-347-8361, david.borowy@mercantile.net/
    /Web site:  http://www.mercantile.com /
    (MRBK)

CO:  Mercantile Bankshares Corporation
ST:  Maryland
IN:  FIN
SU:  DIV